Exhibit 99.1

Caladrius Biosciences, Inc. Announces $65 Million Registered Direct Offerings Priced At-The-Market under Nasdaq Rules

BASKING RIDGE, N.J. (February 12, 2021) – Caladrius Biosciences, Inc. (Nasdaq: CLBS) (“Caladrius” or the “Company”), a clinical-stage biopharmaceutical company dedicated to the development of cellular therapies designed to reverse disease, today announced that it has entered into securities purchase agreements with several institutional investors to purchase an aggregate of 24,906,134 shares of its common stock and warrants to purchase up to an aggregate of 12,453,067 shares of common stock at a purchase price of $2.45 per share of common stock and associated warrant in a registered direct offering priced at-the-market under Nasdaq rules. The warrants have an exercise price of $2.90 per share, will be immediately exercisable, and will expire five years from the issuance date. The registered direct offering is expected to close on or about February 17, 2021, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering to the institutional investors.

In addition, the Company also announced that it entered into a securities purchase agreement with certain accredited investors to purchase an aggregate of 1,632,652 shares of its common stock and warrants to purchase up to an aggregate of 816,326 shares of common stock in a non-brokered registered direct offering on the same terms as above. Such registered direct offering is also expected to close on or about February 17, 2021, subject to the satisfaction of customary closing conditions.
The gross proceeds from the registered direct offerings are expected to be approximately $65 million before deducting placement agent fees and other offering expenses. The Company currently intends to use the net proceeds from the offering for working capital and general corporate purposes, including the advancement of its CD34+ technology-based clinical programs.

The securities described above are being offered pursuant to a "shelf" registration statement (File No. 333-226319) filed with the Securities and Exchange Commission (SEC) and declared effective on August 2, 2018. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to each of the offerings of the securities will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the offering of the securities to the institutional investors may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by e-mail: placements@hcwco.com or by telephone: (646) 975-6996.
This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Caladrius Biosciences

Caladrius Biosciences, Inc. is a clinical-stage biopharmaceutical company dedicated to the development of cellular therapies designed to reverse disease. We are developing first-in-class cell therapy products based on the finely tuned mechanisms for self-repair that exist in the human body. Our technology leverages and enables these mechanisms in the form of specific cells, using formulations and modes of delivery unique to each medical indication.

The Company’s current product candidates include: CLBS16, the subject of both a recently completed positive Phase 2a study and a newly initiated Phase 2b study in the U.S. for the treatment of coronary microvascular dysfunction (“CMD”); HONEDRA® (formerly CLBS12), recipient of SAKIGAKE designation and eligible for early conditional approval in Japan for the treatment of critical limb ischemia (“CLI”) based on the results of an ongoing clinical trial; CLBS201, designed to assess the safety and efficacy of CD34+ cell therapy as a treatment for chronic kidney disease (“CKD”); OLOGO™ (formerly CLBS14), a Regenerative Medicine Advanced Therapy (“RMAT”) designated therapy for which the Company has finalized with the U.S. Food and Drug Administration (the “FDA”) a protocol for a Phase 3 confirmatory trial in subjects with no-option refractory disabling angina (“NORDA”); and CLBS119, an emergent CD34+ stem cell therapy responding to the COVID-19 pandemic and the potentially permanent damage the virus inflicts on the lungs of many patients. For more information on the company, please visit www.caladrius.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. All statements other than statements of historical fact contained in this press release are forward-looking statements including, without limitation, all statements related to the completion of the registered direct offerings, the satisfaction of customary closing conditions related to the offerings and the intended use of net proceeds from the offerings as well as any expectations of revenues, expenses, cash flows, earnings or losses from operations, cash required to maintain current and planned operations, capital or other financial items; any statements of the plans, strategies and objectives of management for future operations; market and other conditions; any plans or expectations with respect to product research, development and commercialization, including regulatory approvals; any other statements of expectations, plans, intentions or beliefs; and any statements of assumptions underlying any of the foregoing. Without limiting the foregoing, the words “plan,” “project,” “forecast,” “outlook,” “intend,” “may,” “will,” “expect,” “likely,” “believe,” “could,” “anticipate,” “estimate,” “continue” or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements, although some forward-looking statements are expressed differently. Factors that could cause future results to differ materially from the recent results or those projected in forward-looking statements include the “Risk Factors” described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 5, 2020 and in the Company’s other periodic filings with the SEC. The Company’s further development is highly dependent on, among other things, future medical and research developments and market acceptance, which are outside of its control. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. Caladrius does not intend, and disclaims any obligation, to update or revise any forward-looking information contained in this Press Release or with respect to the matters described herein, except as required by law.

Contact:

Investors: Caladrius Biosciences, Inc.
John Menditto Vice President, Investor Relations and Corporate Communications
Phone: +1-908-842-0084
Email: jmenditto@caladrius.com